MONEYGRAM INTERNATIONAL, INC.
COMPENSATION FOR NON-MANAGEMENT MEMBERS OF
BOARD OF DIRECTORS AND OF BOARD COMMITTEES
Effective: February 17, 2005
Chairman of the Board
Annual Retainer	$300,000
Non-Qualified Stock Options (1) (2)	2500	Shares
Restricted Stock (1) (3)	1000	Shares
All Other Members of the Board of Directors
Annual Retainer	$30,000
Meeting Attendance Fee	$1,600
Non-Qualified Stock Options (1) (2)	2500	Shares
Restricted Stock (1) (3)	1000	Shares
Audit Committee
Meeting Attendance Fee	$1,500
Committee Chairman Retainer	$10,000
Corporate Governance & Nominating Committee
Meeting Attendance Fee	$1,500
Committee Chairman Retainer	$5,000
Finance & Investment Committee
Meeting Attendance Fee	$1,500
Committee Chairman Retainer	$5,000
Human Resources Committee
Meeting Attendance Fee	$1,500
Committee Chairman Retainer	$5,000
Additional Perquisites Available to All Directors
up $5000 in matching gifts to qualified charitiable organizations
(1) Initial grant upon election or appointment to Board, and annually thereafter on the third Thursday of February
(2) Options vest in three equal annual installments, beginning on first anniversary of grant date
(3) Restricted stock vests 100% on the first anniversary of grant date